                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Mercantile Bank Corporation on Form S-3 with respect to the offer and sale of 446,600 shares of common stock of our report dated January 19, 2001 on the consolidated financial statements of Mercantile Bank Corporation appearing in the 2000 Form 10-K of Mercantile Bank Corporation and to the reference to us under the heading "Experts".


                                              /s/ Crowe, Chizek and Company LLP


Grand Rapids, Michigan
April 17, 2001